Exhibit 99.3

May 6, 2015

FINAL

Master Q&A

Note: The Q&A is intended to guide verbal communications Quality Distribution has with its constituents about the agreed transaction. It is not to be delivered in writing.

General / Financial

1.	What was announced today?

Quality Distribution has entered into a definitive agreement to be acquired by funds advised by Apax Partners (“Apax”), a global private equity firm, for approximately $800 million, including the assumption of debt, or $16.00 per share in cash. The transaction price represents a premium of approximately 63% over Quality Distribution’s closing share price on May 6, 2015.

2.	What are the terms of this transaction? Is Apax paying a premium? If so, what premium does the expected purchase price represent?

Quality Distribution has entered into a definitive agreement to be acquired by funds advised by Apax Partners (“Apax”), a global private equity firm, for approximately $800 million, including the assumption of debt, or $16.00 per share in cash. The transaction price represents a premium of approximately 63% over Quality Distribution’s closing share price on May 6, 2015.

3.	What is the enterprise value of the transaction?

The enterprise value of the transaction is approximately $800 million.

4.	Why are you pursuing a sale of the company? What is the strategic rationale for this transaction?

First, this transaction provides an attractive premium to our shareholders and, given the all-cash consideration, the structure provides a significant degree of certainty. The sale also will enable Quality Distribution to have the increased financial flexibility we need to continue to grow, which we believe will benefit our employees, independent affiliates, customers and other constituents.

5.	Why are you selling to a private equity firm?

Apax understands our business and industry well. They support our strategy of pursuing growth in our Chemical and Intermodal businesses and managing the current market conditions in the energy industry. The Apax team is highly qualified to support Quality Distribution and provide the financial flexibility we need for continued organic growth as well as targeted acquisitions. We think they’re the right partner for Quality.

6.	Why not a strategic sale?

We think Apax is the right partner for Quality Distribution. We believe this transaction provides our shareholders with an attractive premium that delivers immediate compelling value for their shares. This sale to Apax also will enable Quality Distribution to have the increased financial flexibility we need to continue to grow, which should benefit our employees, independent affiliates, customers and other constituents.

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Quality Distribution, with the assistance of its advisors, will conduct a 40-day “go-shop” process following the date of execution of the definitive agreement, during which it will actively solicit, evaluate and potentially enter into negotiations with any parties – including strategic parties – to determine whether any party is willing and able to offer a superior acquisition proposal.

7.	What happens if this transaction doesn’t close? Would you consider selling off the energy business?

We are not going to speculate on any hypothetical scenarios. We are excited about today’s announcement and are focused on completing the transaction.

8.	Did this transaction come about because Quality Distribution management was worried it would not be able to meet its projections for future growth?

No. Quality Distribution is performing well and maintains a market leading position, as evidenced in the results for the first quarter of 2015 that we have just announced.

The company operates in an industry that is expected to grow at rates greater than the general economy primarily due to the resurgence of the petrochemical industry resulting from the chemical renaissance taking place in North America.

We believe the sale to Apax provides our shareholders with an attractive premium and Quality Distribution with the increased financial flexibility we need to continue to grow. Apax is supportive of Quality’s asset light model and will seek growth through internal investment and initiatives as well as disciplined acquisitions. The current industry environment across each of our three business segments is fragmented and offers compelling acquisition opportunities that we are presently constrained from pursuing.

9.	Why Apax?

We believe Apax is the right partner for Quality Distribution. Apax is committed to help drive Quality’s continued growth.

Apax understands our company and industry well, and approached us with a compelling acquisition offer. Apax was attracted to us because of our business model, record of safety, compelling strategy, strong affiliate and customer relationships, recent growth and strong free cash flow generation.

Apax’s Services team will apply its financial resources and expertise to help the Quality Distribution management team pursue internal and external growth plans.

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10.	What relevant experience does Apax have?

Apax Partners is one of the world’s leading private equity investment groups. It operates globally and has more than 30 years of investing experience. Apax Partners has advised funds that total over $40 billion around the world in aggregate. Funds advised by Apax invest in companies across four global sectors of Consumer, Healthcare, Services and Tech & Telco. These funds provide long-term equity financing to build and strengthen world-class companies.

Past and current investments by funds advised by the Apax Services team, which invest in a diverse range of businesses from financial services to industrial and support services, include: Azelis Group, a pan-European specialty chemical distributor; GardaWorld, the global provider of business solutions and security services; Rhiag, the leading distributor of automotive spare parts in the independent Italian and Eastern European aftermarkets; Hub International Limited, a leading global insurance brokerage; SULO Group, one of Germany’s largest waste management companies; and IFCO Systems, one of the world’s leading business service providers of reusable packaging containers and pallet management services.

11.	What alternatives did you consider?

Apax approached us with a compelling acquisition offer. As part of the agreement, Quality Distribution, with the assistance of its advisors, will conduct a 40-day “go-shop” process following the date of execution of the definitive agreement, during which it will actively solicit, evaluate and potentially enter into negotiations with any parties willing and able to offer a superior acquisition proposal.

12.	Was Apax your first choice?

We took the time to get to know Apax well and to make sure there was alignment with our current strategic focus on how best to grow Quality Distribution. We believe our sale to Apax maximizes value for our shareholders and provides Quality Distribution with the increased financial flexibility we need to continue to grow.

13.	What will Apax be able to do that Quality Distribution is not currently doing on its own?

Quality Distribution’s current industry environment across each of our three business segments is fragmented and offers compelling acquisition opportunities that we are presently constrained from pursuing. This transaction is about growth, and as a private company, Quality Distribution will have the increased financial flexibility we need to continue to grow, which we believe will benefit our employees, independent affiliates, customers and other constituents.

Apax’s Services team will apply its financial resources and expertise to help the Quality Distribution management team pursue internal and external growth plans.

14.	What does this mean for Quality Distribution’s strategy? Business model?

Apax supports Quality Distribution’s current strategy of pursuing growth in its Chemical and Intermodal businesses and managing the current market conditions in the energy industry.

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Apax supports Quality Distribution’s asset light model and will seek growth through internal investment and initiatives as well as disciplined acquisitions.

15.	When do you expect the transaction to close? What are the major closing conditions?

The transaction is subject to customary closing conditions, including approval by a majority of the total outstanding shares of Quality Distribution common stock and regulatory approvals. We expect it to be completed in the third quarter of 2015.

16.	Does this transaction require shareholder approval?

Yes. The agreement was unanimously approved by Quality Distribution’s Board of Directors. The acquisition is subject to approval by the holders of a majority of the total outstanding shares of Quality Distribution common stock.

17.	Will Apax retain Quality Distribution’s employees?

We fully intend to keep operating the company as we have in the past. This transaction is about growth, and, as a private company, Quality Distribution will have the increased financial flexibility it needs to continue to grow, which we believe will benefit our employees, independent affiliates, customers and other constituents. As we expand, we believe this will mean more opportunities for our employees.

18.	What role will the Quality Distribution leadership have following the acquisition?

The Quality Distribution management team is excited about the transaction and about Quality’s future prospects. As we move towards completion, Quality’s management team and Apax will discuss the details of the management team’s ongoing involvement.

19.	Are you offering existing shareholders an opportunity to participate in the transaction?

This is an all-cash transaction. As such, it delivers immediate value to Quality Distribution shareholders and provides them with an attractive premium for their shares.

20.	Why is this in the best interests of your shareholders?

We believe this transaction delivers significant value to our shareholders and provides them with an attractive premium that delivers immediate compelling value for their shares.

21.	Are you concerned about a possible interloper breaking up the transaction?

We are excited about today’s announcement and are not going to speculate on any hypothetical situations.

Quality Distribution, with the assistance of its advisors, will conduct a 40-day “go-shop” process following the date of execution of the definitive agreement, during which it will actively solicit, evaluate and potentially enter into negotiations with any parties – including strategic parties – to determine whether any party is willing and able to offer a superior acquisition proposal.

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22.	What would Quality Distribution’s Board deem a superior proposal?

Quality Distribution’s Board, with the assistance of Quality Distribution’s advisors, would fully evaluate the merits of any proposal it receives during the 40-day “go-shop” process and, based on a variety of factors, determine whether an alternative transaction is superior.

23.	What are the terms of the go-shop?

Quality Distribution, with the assistance of its advisors, will conduct a 40-day “go-shop” process following the date of execution of the definitive agreement, during which it will actively solicit, evaluate and potentially enter into negotiations with any parties – including strategic parties – to determine whether any party is willing and able to offer a superior acquisition proposal.

24.	Is there a breakup fee?

Yes. Details will be made available in Quality Distribution’s public filings.

25.	Why is the transaction structured this way (all-cash)?

We believe this transaction provides our shareholders with an attractive premium that delivers immediate compelling value for their shares. It is also very common for all cash transactions to be used when public companies agree to sell to private equity investors.

26.	What track record does Apax have of making investments of this size / successfully integrating these investments?

Apax Partners is one of the world’s leading private equity investment groups. It operates globally and has more than 30 years of investing experience. Apax Partners has advised funds that total over $40 billion around the world in aggregate. Funds advised by Apax invest in companies across four global sectors of Consumer, Healthcare, Services and Tech & Telco. These funds provide long-term equity financing to build and strengthen world-class companies.

Past and current investments by funds advised by the Apax Services team, which invest in a diverse range of businesses from financial services to industrial and support services, include: Azelis Group, a pan-European specialty chemical distributor; GardaWorld, the global provider of business solutions and security services; Rhiag, the leading distributor of automotive spare parts in the independent Italian and Eastern European aftermarkets; Hub International Limited, a leading global insurance brokerage; SULO Group, one of Germany’s largest waste management companies; and IFCO Systems, one of the world’s leading business service providers of reusable packaging containers and pallet management services.

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27.	Does this transaction impact your ability to pursue additional growth opportunities?

Quite the opposite. This transaction is about growth, and as a private company, Quality Distribution will have the increased financial flexibility we need to continue to grow, which should benefit our employees, independent affiliates, customers and other constituents. Quality Distribution’s industry across each of our three business segments is fragmented and offers compelling acquisition opportunities that we are presently constrained from pursuing.

28.	Will executives receive any special compensation package as a result of the sale?

Details about our executives’ compensation packages can be found in our public filings with the SEC.

29.	Can you provide any insight regarding recent performance?

Our first quarter 2015 financial results are being issued in a separate press release.

30.	Why did you cancel your previously scheduled first quarter 2015 financial results conference call?

We did that in light of our pending transaction with Apax.

Employees

31.	As a Quality Distribution employee, how does this announcement affect my job?

This transaction is about growth and, as we expand, this should mean more opportunities for you.

32.	How does this transaction benefit Quality Distribution employees?

As a private company, Quality Distribution will have the increased financial flexibility we need to continue to grow. This should mean more opportunities for our employees.

33.	Are there any issues specific to unionized employees that this transaction raises?

This transaction will be beneficial to our employees, regardless of their union status.

34.	Will Apax close the Quality Distribution headquarters?

No. The Quality Distribution headquarters will remain in Tampa, Florida, and the headquarters of each of our three businesses will also stay the same.

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35.	Will Apax close any Quality Distribution facilities as a result of the acquisition?

No. This transaction is about growth and we fully intend to keep operating the company as we have in the past. We see a number of growth opportunities before us and we think the company will be well positioned to achieve them once it is privately held with Apax’s financial and operational support.

36.	Will this deal affect our day-to-day operations / responsibilities as Quality Distribution employees?

It is business as usual. This transaction is about growth and we fully intend to keep operating the company as we have in the past. We see a number of growth opportunities before us and we think the company will be well positioned to achieve them once operating as a privately held company with Apax’s financial and operational support.

37.	How will our current customers be affected?

It is business as usual. Our customers should benefit from the fact that we’ll be a provider with increased scale and cost-effective capabilities.

38.	How will our current affiliates be affected?

It is business as usual. Apax and Quality Distribution are committed to our affiliate model. Our affiliates will continue to have a partner in us that is committed to supporting them and helping them grow. They also should gain more opportunities for expansion as we expand our market leadership position through internal growth and acquisitions.

39.	What should I tell my affiliates / customers?

We’ll be communicating these points to our affiliates and customers when we speak with them over the next few days. If you do receive any questions, please refer them to [Randy, Scott or Chris].

40.	Whom will I report to as a result of this acquisition?

Our reporting structures will not change. We fully intend to keep operating the company as we have in the past. The Quality Distribution headquarters will remain in Tampa, Florida.

41.	As a Quality Distribution employee, will my compensation or benefits change?

There are no planned changes to our compensation or benefit plans. We fully intend to keep operating the company as we have in the past.

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42.	Will there be any job reductions as a result of this transaction?

There are no planned layoffs. This transaction is about growth and we fully intend to keep operating the company as we have in the past. As we expand, this should mean more opportunities for everyone here.

Affiliates

43.	Our relationships were strained when Apollo owned Quality Distribution. Why will this experience be any different?

Mitch and Ashish from Apax have been 100% supportive throughout this process and they and their team are very committed to helping us succeed through continued investment and expansion. They support our current strategy, of which our asset light model is central. I’m excited for you to get the chance to meet them in the near future.

44.	What will this mean for your affiliates?

Apax and Quality Distribution are committed to our asset light model. Our affiliates will continue to have a partner who remains committed to supporting them and helping them grow. Affiliates will have additional opportunities for expansion (through terminals and drivers) and can increase their market leverage through our leadership position.

45.	Are you going to move away from your affiliate model?

No. Apax and Quality Distribution are committed to Quality Distribution’s asset light model and will seek growth through internal investment and initiatives as well as disciplined acquisitions.

46.	What is the benefit to affiliates?

Our affiliates will continue to have a partner who remains committed to supporting them and helping them grow. Affiliates will have additional opportunities for expansion (through terminals and drivers) and can increase their market leverage through our leadership position.

Customers

47.	How will this transaction affect customers’ relationships?

It is business as usual. Customers should benefit from the fact that we will be a provider of increased scale and cost-effective capabilities.

48.	What is the benefit to customers?

Customers should benefit from the fact that we will be a provider of increased scale and cost-effective capabilities.

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49.	Will Quality Distribution customers see any disruption in service because of the acquisition?

No.

50.	Whom do I contact with questions about the transaction?

You should reach out to your regular Quality Distribution contact.

51.	Will my normal contact still be employed? If not, who should I contact?

Yes. If you have any questions, you should reach out to your regular Quality Distribution contact.

52.	Will the terms of my contract with Quality Distribution change?

It will be business as usual. We do not plan to make any changes to our current customer contracts as a result of this transaction.

Vendors

53.	What will this mean for vendors?

It will be business as usual. The sale will enable Quality Distribution to have the increased financial flexibility we need to continue to grow, which should benefit our vendors.

54.	How will this transaction affect vendors’ relationships?

It will be business as usual. The sale will enable Quality Distribution to have the increased financial flexibility we need to continue to grow, which should benefit our vendors.

55.	Whom do I contact with questions about the transaction?

You should reach out to your regular Quality Distribution contact.

56.	Will my normal contact still be employed? If not, who should I contact?

Yes. If you have any questions, you should reach out to your regular Quality Distribution contact.

57.	Will the terms of my contract with Quality Distribution change?

It will be business as usual. We do not plan to make any changes to our current vendor contracts as a result of this transaction.

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Government Officials / Regulators / Local Community Leaders

58.	Have you spoken with local elected officials? What have been their reactions?

We have and they are supportive.

59.	Do you anticipate any community opposition to the acquisition?

No.

60.	Will the private company continue to support Quality Distribution’s local communities?

Yes. We fully intend to continue our support for the local communities in which we operate.

61.	What specifically will Apax do to support the local community?

Apax is fully behind our efforts to support the local communities in which we operate.

62.	Do you anticipate any regulatory opposition to this sale?

No. We expect to complete the sale in the third quarter this year, pending customary closing conditions, including clearance pursuant to the Hart-Scott-Rodino Act and approval of a majority of the total outstanding shares of Quality Distribution common stock.

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